Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of General Enterprise Ventures, Inc on the Form S-1 of our report dated July 30, 2024 with respect to our audits of the consolidated financial statements of General Enterprise Ventures, Inc as of December 31,2023 and 2022 and for the years then ended.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as “Experts” in matters of accounting.

San Mateo, California	WWC, P.C.
October 11, 2024	Certified Public Accountants
PCAOB ID: 1171